UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2007

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01		23-2215075
(Commission File Number)		(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA		19512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2007, National Penn Bancshares, Inc. (“NPB”) and Christiana Bank & Trust Company (“CBT”) entered into an Agreement of Reorganization and Merger (the “Agreement”), which provides for the merger of a direct wholly owned subsidiary of NPB with and into CBT, with CBT surviving the merger.

The Agreement provides for the exchange of each share of CBT common stock (other than dissenters’, treasury or fractional shares) for 2.176 shares of NPB common stock, subject to adjustment as described below, or $37.69 in cash.  CBT shareholders may elect to receive cash, NPB common stock or a combination of both for their CBT shares.  The elections of CBT stockholders are subject to equitable allocation procedures, which will result in the exchange of 20% of the shares of CBT common stock for cash, and the remaining 80% exchanged for shares of NPB common stock.  As of June 25, 2007, there were 1,491,671 shares of CBT common stock outstanding.

The exchange ratio is subject to adjustment based on the NPB Market Value.  The NPB Market Value is the average of the closing sale price of a share of NPB common stock, as reported on Nasdaq, as published in The Wall Street Journal, for the 10 trading days ending on the Determination Date, which is the trading day one day prior to the date on which the last required approval of a regulatory authority required for the consummation of the merger and the performance by NPB and CBT of their respective covenants and obligations under the Agreement is obtained, without regard to any requisite waiting period.

•	If the NPB Market Value is less than $15.63, then the exchange ratio shall be adjusted to that number which, when multiplied by the NPB Market Value, equals $34.00.

•	If the NPB Market Value is more than $17.69, then the exchange ratio shall be adjusted to that number which, when multiplied by the NPB Market Value, equals $38.50.

•
If Zissimos A. Frangopoulos or Thomas A. Campbell die or become disabled at any time prior to the merger, each share of CBT common stock to be exchanged for cash consideration shall be entitled to receive $36.00 per share, and each share of CBT common stock to be exchanged for NPB common stock shall be entitled to receive the lesser of (a) that number of shares of NPB common stock determined by dividing $36.00 by the NPB Market Value or (b) the number of shares of NPB common stock determined under the Agreement, without regard to this provision.  If Thomas A. Campbell dies at any time prior to the merger, then each $36.00 reference shall become $32.00 plus an Insurance Adjustment, if any.  “Insurance Adjustment” is defined as that amount determined by multiplying $4.00 by a fraction, the numerator of which will be the Face Value, and the denominator of which shall be $6,000,000.  “Face Value” is defined as the aggregate face value(s) of the death benefit(s) to be paid to NPB or CBT on any insurance policy or policies on the death of Thomas A. Campbell, obtained by CBT as specified in the Agreement, subject to the exclusions described in the Agreement.  In no event shall this Insurance Adjustment exceed $4.00.

The Agreement provides for the issuance of stock options for NPB common stock in substitution for stock options for CBT common stock, such options to reflect the adjusted exchange ratio and otherwise to be on the same terms and conditions as the CBT options.  As of June 25, 2007, there were options outstanding for 355,322 additional shares of CBT common stock.

The merger is intended to be a tax-free exchange for CBT stockholders to the extent they receive shares of NPB common stock.  NPB and CBT anticipate that closing of the merger will occur in the first quarter of 2008.

Upon completion of the merger, CBT will retain its name and its status as a Delaware chartered banking corporation.  One member of CBT’s board will be offered a seat on the board of National Penn Bank, NPB’s wholly owned banking subsidiary.  All present members of CBT’s board are expected to continue as directors of CBT after the merger, with NPB to name two additional members at closing.  Zissimos A. Frangopoulos, will remain as CBT’s President and Chief Executive Officer.  Thomas A. Campbell, Executive Vice President, Trust, will continue in his current role in leading the trust function following the merger.

The merger is subject to a number of conditions, including approval by the Federal Reserve Bank, the Delaware Office of the State Bank Commissioner and approval by the stockholders of CBT.  The merger does not require the approval of NPB’s shareholders.

All directors and certain executive officers of CBT (collectively holding approximately 21.4% of the issued and outstanding shares of CBT common stock and approximately 31.7% of the fully diluted shares of CBT common stock) have agreed in letter agreements signed with NPB to vote in favor of the merger.

The Agreement may be terminated by mutual written consent of CBT and NPB.  Additionally, either party may terminate the Agreement upon the occurrence of any of the following:

•
A breach of any representation, warranty or obligation of the other party if such breach cannot be remedied within thirty (30) days following the receipt of notice describing the breach and requesting that it be remedied, unless the breach cannot reasonably be cured in such thirty day period, in which case the breaching party shall have sixty (60) days to cure before the Agreement is terminated.

•
The failure of the closing to occur prior to March 31, 2008, unless the failure of the closing to occur by such date is caused by NPB’s or CBT’s breach of the Agreement, in which event the breaching party may not terminate the Agreement for such failure to close prior to March 31, 2008.

•
The issuance of a definitive written denial of an approval or consent from a regulatory authority which is required for consummation of the merger and the performance by NPB and CBT of their respective covenants and obligations under the Agreement is obtained, without regard to any requisite waiting period, where the time period for appeals and requests for reconsideration has run.

•	A CBT stockholder vote which fails to approve the merger at the CBT stockholders meeting.

Either party may terminate the Agreement during the 10 trading day period following the Determination Date if, on the Determination Date, the NPB Market Value has declined to less than $13.00 per share.

The Board of Directors of CBT may terminate the Agreement if such Board concludes, in good faith after consultation with its legal and financial advisors, that it must agree to or endorse another acquisition proposal and terminate the Agreement in order to comply with its fiduciary duties.

The Agreement provides for CBT immediately to pay NPB a cash fee of $3,000,000.00 if CBT fails to complete the merger after the occurrence of one of the following events, if NPB is not in material breach of the Agreement:

•
If the Board of Directors of CBT concludes, in good faith after consultation with its legal and financial advisors, that it must agree to or endorse another acquisition proposal and terminate the Agreement in order to comply with its fiduciary duties.

•
If a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an affiliate of NPB acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of the then outstanding shares of CBT common stock; or enters into an agreement, letter of intent or memorandum of understanding with CBT pursuant to which such person or group or any affiliate of such person or group would:

(1)  merge or consolidate, or enter into any similar transaction, with CBT;

(2)  acquire all or substantially all of the assets or liabilities of CBT; or

(3)  acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 15% or more of the then outstanding shares of CBT common stock.

•	If CBT authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, such an agreement, letter of intent or memorandum of understanding.

•	If the CBT stockholders vote but fail to approve the merger at the CBT stockholder meeting, or the CBT stockholders meeting is cancelled, if prior to the stockholder vote or cancellation:

(1)  the CBT Board of Directors shall have withdrawn or modified its recommendation that CBT stockholders approve the Agreement, or

(2)  there has been an announcement by a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB, of an offer or proposal to acquire 10% or more of the CBT Common Stock then outstanding, or to acquire, merge, or consolidate with CBT, or to purchase all or substantially all of CBT's assets, or

(3)  any one or more directors or officers of CBT who have signed a letter agreement, acting jointly or severally, and who, individually or in the aggregate, beneficially own 1% or more of the CBT common stock shall have failed to maintain continued ownership of the shares of CBT common stock over which he, she or they exercise sole or shared voting power (as identified on his, her or their signed letter agreements), as required by such signed letter agreements, or

(4)  any director or officer of CBT who has signed a letter agreement shall have failed to vote at the CBT stockholders meeting, the shares of CBT common stock over which he or she exercises sole or shared voting power (as identified in his or her signed letter agreement), as required by such signed letter agreement.

The foregoing description of the Agreement and the related letter agreements does not purport to be complete and is qualified in its entirety by reference to the Agreement and the form of letter agreement, which are filed herein as Exhibits 2.1 and 2.2, respectively.

Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may be included in NPB’s periodic reports filed with the Securities and Exchange Commission.

Item 7.01.   Regulation FD Disclosure.

On June 25, 2007, National Penn Bancshares, Inc. issued a press release concerning its proposed acquisition of Christiana Bank & Trust Company (discussed at Item 1.01 hereof).  This press release is furnished in this report, pursuant to Item 7.01, as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement of Reorganization and Merger, dated June 25, 2007, between National Penn Bancshares, Inc. and Christiana Bank & Trust Company.

2.2	Form of Letter Agreement between Christiana Bank & Trust Company directors and certain executive officers and National Penn Bancshares, Inc.

99.1	Press release, dated June 25, 2007, of National Penn Bancshares, Inc. (furnished pursuant to Item 7.01 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	June 25, 2007	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement of Reorganization and Merger dated June 25, 2007 between National Penn Bancshares, Inc. and Christiana Bank & Trust Company.
2.2	Form of Letter Agreement between Christiana Bank & Trust Company directors and certain officers and National Penn Bancshares, Inc.
99.1	Press release, dated June 25, 2007, of National Penn Bancshares, Inc. (furnished pursuant to Item 7.01 hereof).